UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2019

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302.734.6799

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2019, Chesapeake Utilities Corporation (“Chesapeake Utilities”) issued a $30 million unsecured Term Note (the “Term Note”) in favor of Branch Banking and Trust Company (“Bank”) pursuant to a Term Loan Credit Agreement, dated as of January 31, 2019 with the Bank (the “Credit Agreement”). This new committed unsecured Term Note matures on February 28, 2020. Borrowings under this Term Note will bear interest at a rate equal to the one-month LIBOR rate plus 75 basis points or, in the event of certain circumstances as set forth in the Credit Agreement, the Base Rate (as defined in the Credit Agreement). The Credit Agreement sets forth certain business and financial covenants to which Chesapeake Utilities is subject, including covenants that restrict Chesapeake Utilities and its subsidiaries to incur indebtedness. These covenants are similar to those included in Chesapeake Utilities’ other credit facilities. Chesapeake Utilities intends to utilize the Term Note largely to finance Hurricane Michael restoration efforts in Florida on a short-term basis.

The foregoing description of the Term Note and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Term Note and the Credit Agreement, which Chesapeake Utilities will file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

January 31, 2019	By:	/s/ Beth W. Cooper
Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer